Vanguard Wellesley Income Fund
PART II-I.-5-(1) Diversification of Investment Portfolio			1USD = 120.87
(Admiral Shares and Investor Shares)			(As of the end of January 2016)
Types of Assets	Name of Country	Total Market Value	Investment
		(USD)	Ratio(%)
	United States	12,978,485,763.48	31.71
Common Stocks	Canada	975,032,545.69	2.38
	United Kingdom	883,939,294.02	2.16
	Switzerland	274,214,357.08	0.67
	France	54,835,645.27	0.13
	Sub-total	15,166,507,605.54	37.06
Bonds	United States	14,313,017,176.83	34.97
	United Kingdom	1,110,077,934.58	2.71
	France	550,466,179.70	1.34
	Canada	483,574,143.55	1.18
	Netherlands	458,962,307.05	1.12
	Germany	372,709,487.80	0.91
	Switzerland	334,862,521.23	0.82
	Japan	285,186,438.90	0.70
	Mexico	226,143,383.51	0.55
	Norway	166,976,414.25	0.41
	China	155,810,173.15	0.38
	Australia	153,345,156.70	0.37
	Sweden	109,400,155.00	0.27
	Korea	96,760,962.00	0.24
	Hong Kong	57,258,790.20	0.14
	Singapore	39,322,001.50	0.10
	Spain	23,527,264.00	0.06
	United Arab Emirates	10,269,800.00	0.03
	Sub-total	18,947,670,289.95	46.30

Mortgage/Asset Backed Bonds	United States	$6,124,791,744.10	14.96
Cash and Other Assets
(After Deduction of Liabilities)		688,756,464.96	1.68

Total		40,927,726,104.55	100.00
(Net Asset Value)		(4,946,934 million yen)

Note 1: Total Net Asset Value for Investor Shares is:		$[12,003,895,397.74].
Note 2: Investment ratio is calculated by dividing each asset at its market value by the total Net Asset Value of the Fund.

PART II-I-5-(3) (a) Record of Changes in Net Assets
(Investor Shares)
			Net Asset Value per Share
	Total Net Asset Value

	USD (million)	Yen (million)	USD	Yen
36th Fiscal Year
Ended on September 30, 2006	7,580	916,195	21.95	2,653
37th Fiscal Year
Ended on September 30, 2007	8,038	971,553	22.30	2,695
38th Fiscal Year
Ended on September 30, 2008	7,280	879,934	19.60	2,369
39th Fiscal Year
Ended on September 30, 2009	8,021	969,498	19.98	2,415
40th Fiscal Year
Ended on September 30, 2010	10,061	1,216,073	21.60	2,611
41st Fiscal Year
Ended on September 30, 2011	9,875	1,193,591	21.82	2,637
42nd Fiscal Year
Ended on September 30, 2012	11,916	1,440,287	24.47	2,958
43rd Fiscal Year
Ended on September 30, 2013	11,431	1,381,665	24.82	3,000
44th Fiscal Year
Ended on September 30, 2014	11,830	1,429,892	25.65	3,100
45th Fiscal Year
Ended on September 30, 2015	11,617	1,404,147	24.71	2,987
2015 End of February	12,773	1,543,873	25.92	3,133
End of March	12,750	1,541,093	25.72	3,109
End of April	12,832	1,551,004	25.85	3,124
End of May	12,770	1,543,510	25.82	3,121
End of June	12,048	1,456,242	25.11	3,035
End of July	12,073	1,459,264	25.42	3,073
End of August	11,740	1,419,014	24.96	3,017
End of September	11,617	1,404,147	24.71	2,987
End of October	12,042	1,455,517	25.55	3,088
End of November	12,056	1,457,209	25.55	3,088
End of December	11,941	1,443,309	24.52	2,964
2016 End of January	12,004	1,450,923	24.47	2,958

PART II-I-5-(3) (b) Record of Dividends Paid:
(Investor Shares)
	Total Distributions (per share)
	Dollar	Yen
36th Fiscal Year
(10/1/05-09/30/06)	1.287	156

37th Fiscal Year
(10/1/06-09/30/07)	1.598	193

38th Fiscal Year
(10/1/07-09/30/08)	1.260	152

39th Fiscal Year
(10/1/08-09/30/09)	1.237	150

40th Fiscal Year
(10/1/09-09/30/10)	0.821	99

41st Fiscal Year
(10/1/10-09/30/11)	0.823	99

42nd Fiscal Year
(10/1/11-09/30/12)	0.785	95

43rd Fiscal Year
(10/1/12-09/30/13)	1.090	132

44th Fiscal Year
(10/1/13-09/30/14)	1.472	178

45th Fiscal Year
(10/1/14-09/30/15)	1.213	147

2015 February	na
March	0.173	21
April	na
May	na
June	0.180	22
July	na
August	na
September	0.188	23
October	na
November	na
December	0.831	100
2016 January	na

PART II-I-5-(3) (c) Record of Changes in Return: (Investor Share)

Fiscal Year	Annual Return
36th Fiscal Year
(10/1/05 – 09/30/06)	7.28%
37th Fiscal Year
(10/1/06 – 09/30/07)	8.87%
38th Fiscal Year
(10/1/07 – 09/30/08)	-6.46%
39th Fiscal Year
(10/1/08 – 09/30/09)	8.25%
40th Fiscal Year
(10/1/09 – 09/30/10)	12.22%
41st Fiscal Year
(10/1/10 – 09/30/11)	4.83%
42nd Fiscal Year		Div FY2012	0.785
(10/1/11 – 09/30/12)	15.74%	NAV FY2012	24.473	NAV FY2011	21.820	15.75435
43rd Fiscal Year
(10/1/12 – 09/30/13)	5.88%
44th Fiscal Year
(10/1/13 – 09/30/14)	2.59%
45th Fiscal Year		a	b
(10/1/14 – 09/30/15)	1.06%	25.923	25.65
(Note) Annual Return (%) = 100 x (a – b) / b
a = Net Asset Value per share at the end of the fiscal year including total amount of distributions made during such fiscal year
b = Net Asset Value per share after distribution at the end of the previous fiscal year.

PART II-III-2 Statement of the Net Assets
(Admiral Shares and Investor Shares)
	(As of the end of January 2016)

	USD	JPY (thousands except e.)
a. Total Assets	42,130,285,571	5,092,287,616,978
b. Total Liabilities	1,202,559,467	145,353,362,721
c. Total Net Assets (a-b)	40,927,726,105	4,946,934,254,257
d. Total Number of Shares
Outstanding		978,379,087.520
e. Net Asset Value	41.83	5,056
per Share

(Note 1) Total Net Assets for Investor Shares:		$ [12,003,895,397.74].
(Note 2) Total Number of Shares Outstanding for Investor Shares:			[490,505,803.5840].
(Note 3) Net Asset Value Per Share for Investor Shares:		$ [24.4724].

PART II-I-5-(4) RECORD OF SALES AND REPURCHASES
(Investor Shares)
	Number of Shares	Number of Shares	Shares
Fiscal Year	Sold	Repurchased	Outstanding
The 35th Fiscal Year	98,422	150,365	367,258
(10/1/04-09/30/05)	300,548	194,811	745,507
The 36th Fiscal Year	65,163	87,144	345,277
(10/1/05-09/30/06)	198,065	190,301	753,271
The 37th Fiscal Year	84,788	69,571	360,494
(10/1/06-09/30/07)	156,150	172,808	736,613
The 38th Fiscal Year	75,859	64,877	371,476
(10/1/07-09/30/08)	89,030	105,780	719,863
The 39th Fiscal Year	109,499	79,545	401,430
(10/1/08-09/30/09)	43,255	81,150	681,968
The 40th Fiscal Year	149,439	85,147	465,722
(10/1/09-09/30/10)	67,640	41,703	707,905
41st Fiscal Year	166,384	179,540	452,566
(10/1/10 – 09/30/11)	65,105	4,308	729,982
42nd Fiscal Year	198,789	164,462	486,893
(10/1/11– 09/30/12)	43,179	77,445	695,716
43rd Fiscal Year	143,497	169,735	460,655
(10/1/12– 09/30/13)	56,365	114,390	637,691
44th Fiscal Year	129,449	128,960	461,144
(10/1/13– 09/30/14)	73,560	126,167	585,084
45th Fiscal Year	129,803	120,906	470,041
(10/1/14– 09/30/15)	59,265	74,495	569,854
(Note 1) Number in upper cell is in thousands.
(Note 2) Number in lower cell is the number of shares traded in Japan.